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CONSENT OF ERNST & YOUNG LLP


EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-24187) pertaining to the Ingles Markets, Incorporated 1983 Stock Option Plan and in the related Prospectus of our report dated November 17, 1994 with respect to the consolidated financial statements and schedules of Ingles Markets, Incorporated and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 24, 1994.



                                                ERNST & YOUNG LLP

Greenville, South Carolina
December 19, 1994




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